UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 13, 2008
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On May 13, 2008, Hewlett-Packard Company (“HP”) issued a press release relating to its fiscal quarter ended April 30, 2008 entitled “HP Announces Preliminary Second Quarter Results; Raises Full Year Earnings, Revenue Outlook.” The text of this press release is furnished herewith as Exhibit 99.1.  The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

To supplement HP’s historical and forecasted financial results presented on a GAAP basis, HP provides non-GAAP diluted earnings per share. Non-GAAP diluted earnings per share is defined to exclude the effects of any restructuring charges, charges relating to the amortization of purchased intangible assets, pension curtailment gains and in-process research and development charges recorded during the relevant period. In addition, non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses non-GAAP diluted earnings per share for purposes of evaluating and forecasting HP’s financial performance. HP believes that providing non-GAAP diluted earnings per share to investors in addition to the related GAAP measure provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. Non-GAAP diluted earnings per share may have limitations as an analytical tool, and this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for diluted earnings per share prepared in accordance with GAAP.

Item 9.01               Financial Statements and Exhibits.

Exhibit
Number	Description

Exhibit 99.1

Text of HP’s press release relating to its fiscal quarter ended April 30, 2008 entitled “HP Announces Preliminary Second Quarter Results; Raises Full Year Earnings, Revenue Outlook” (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: May 13, 2008	By:	/s/ Paul T. Porrini
	Name:	Paul T. Porrini
	Title:	Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 99.1

Text of HP’s press release relating to its fiscal quarter ended April 30, 2008 entitled “HP Announces Preliminary Second Quarter Results; Raises Full Year Earnings, Revenue Outlook” (furnished herewith).